Exhibit 99.1

CERTIFICATIONS PURSUANT TO
18 USC 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the First Amendment to the Quarterly Report of Semtech Corporation (the “Company”) on Form 10-Q/A for the period ended July 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John D. Poe, Chief Executive Officer of the Company, hereby certify pursuant to 18 USC 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 17, 2002

/s/ JOHN D. POE
John D. Poe Chief Executive Officer

In connection with the First Amendment to the Quarterly Report of Semtech Corporation (the “Company”) on Form 10-Q/A for the period ended July 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David G. Franz, Jr., Chief Financial Officer of the Company, hereby certify pursuant to 18 USC 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 17, 2002

/s/ DAVID G. FRANZ, JR.
David G. Franz, Jr. Chief Financial Officer